UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 September 23, 2021

Date of Report (date of earliest event reported)

BION ENVIRONMENTAL TECHNOLOGIES, INC.

Exact name of Registrant as Specified in its Charter

Colorado	000-19333	84-1176672
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

PO Box 323

Old Bethpage, New York 11804

Address of Principal Executive Offices, Including Zip Code

516-586-5643

Registrant's Telephone Number, Including Area Code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 23, 2021 the Company exectuted an agreement to lease land near Fair Oaks, Indiana to construct its initial 3G Tech commercial scale installation which will include customized covered barns for up to 300 head of cattle, an anaerobic digester and a Bion 3G Tech waste treatment/recovery system (“Lease”). Pursuant to the Lease, an initial $60,000 rent payment is due on October 10, 2021 and, commencing on the earlier of December 31, 2022 or the date on which the barns are populated (“Start Date”), monthly rent of $7250 will be payable. The Lease has an initial 2-year term from the Start Date. See Exhibit 10.1 and Item 8.01 below.

ITEM 7.01 REGULATION FD DISCLOSURE.

On September 28, 2021, the Company has placed on the Investor page of the Company's website a press release titled “Bion to Develop Sustainable Beef Production Demonstration Facility”.

ITEM 8.01 OTHER EVENTS

Bion executed a lease for the development site of its initial commercial scale 3G Tech project on September 23, 2021(“Initial Project”), which Initial Project will be located on approximately four (4) acres of leased land near Fair Oaks, Indiana. An additional related agreement regarding disposal of certain manure effluent has been agreed to with the Curtis Creek Dairy unit of Fair Oaks Farms (“FOF”). Design and pre-development work for the Initial Project commenced during August 2021 and preparation for active surveying, site engineering and other work is now underway. The Initial Project, when completed, will be an environmentally sustainable beef cattle feeding facility, equipped with state-of-the-art housing and Bion’s 3G-Tech platform to provide waste treatment and resource recovery. Bion has designed the project to house and feed approximately 300 head of beef cattle. The facility will include Bion’s 3G Tech platform including: i) covered barns with solar pv generation, ii) anaerobic digestion for renewable energy recovery; iii) livestock waste treatment and resource recovery technology; iv) Bion’s ammonium bicarbonate recovery and crystallization technology and v) data collection software to document system efficiencies and environmental benefits (with the Bion 3G Tech designed to be capable of treating the waste from approximately 1,500 head). The facility will be large enough to demonstrate engineering capabilities at commercial scale, but small enough that it can be constructed and commissioned quickly, with operations targeted to commence sometime during the Spring of 2022. This project is not being developed at economic commercial scale or with an expectation of profitability due to its limited scale. However, successful installation, commissioning, and operations will demonstrate scalability, determine operating parameters at scale, and provide ongoing production and engineering capabilities, all being critical steps that must be accomplished before developing large projects with JV partners.

More specifically, the Initial Project is being developed to provide and/or accomplish the following:

i) Proof of 3G Tech platform scalability:

-	Document system efficiency and environmental benefits and enable final engineering modifications to optimize each unit process within the Bion 3G technology platform.
-	Environmental benefits will include (without limitation) renewable energy production (natural gas recovery from AD and solar electric from integrated roof top photovoltaic generation); nutrient recovery and conversion to stable organic fertilizer; pathogen destruction; water recovery and reuse; air emission reductions.

ii) Use Bion’s data collection system to support 3rd party verified system efficiency requirement to qualify for USDA Process-Verified-Program (PVP): certification of sustainable branded beef ( and potentially pork) product metrics.

iii)Produce sufficient ammonium bicarbonate nitrogen fertilizer (“AD Nitrogen”) for commercial testing by potential joint venture partners and/or purchasers and university growth trials.

iv) Produce sustainable beef products for initial test marketing efforts.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a)       Financial Statements of Businesses Acquired

Not Applicable.

(b)       Pro Forma Financial Information

Not Applicable.

(c)       Shell Company Transactions

Not Applicable.

(d)       Exhibits.

Exhibit Number	Description

10.1	Lease (executed September 23, 2021)
99.1	Press Release titled “Bion to Develop Sustainable Beef Production Demonstration Facility” (dated September 28, 2021)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BION ENVIRONMENTAL TECHNOLOGIES, INC.

Date: September 29, 2021	By: /s/ Mark A. Smith Mark A. Smith, President